                                                                    Exhibit 12.1

IMPAC Group, Inc.
Computation of Ratio of Earnings to Fixed Charges
($ in thousands)

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
                                                       For the Year Ended December 31,             For the Three Months Ended
                                               -----------------------------------------------   --------------------------------
                                                1993      1994      1995      1996     1997       March 31, 1997   March 31, 1998
                                                ----      ----      ----      ----     ----      ---------------   --------------
Income from continuing operations
  before taxes                                 $3,165    $4,642    $5,695    $4,937    $2,146          $564            ($363)
                                               -----------------------------------------------   --------------------------------
Fixed Charges:
  Interest expense                              1,013     1,020     1,197     2,324     3,469           766            1,222

  Appropriate portion (1/3) of rentals            329       418       577       665       678           165              205
                                               -----------------------------------------------   --------------------------------

Total fixed charges                             1,342     1,438     1,774     2,989     4,147           931            1,427

Capitalized interest                                0         0         0         0         0             0                0
                                               -----------------------------------------------   --------------------------------

Total Fixed Charges and Capitalized
  Interest                                      1,342     1,438     1,774     2,989     4,147           931            1,427
                                               -----------------------------------------------   --------------------------------

Income from continuing operations
  before taxes plus fixed charges              $4,507    $6,080    $7,469    $7,926    $6,293        $1,495           $1,064
                                               ===============================================   ================================

Ratio of earnings to fixed charges and
  capitalized interest                            3.4       4.2       4.2       2.7       1.5           1.6              0.7
                                               ===============================================   ================================
                                                             Pro Forma                           Pro Forma w/ Tinsley
                                               -------------------------------------     -----------------------------------
                                                                Three Months Ended                      Three Months Ended
                                                Year Ended    -----------------------     Year Ended    --------------------
                                               December 31,   March 31,     March 31,     December 31,       March 31,
                                                   1997         1997          1998          1997               1998
                                                   ----         ----          ----          ----               ----
Income from continuing operations
  before taxes                                    $5,012         $75         ($1,298)     $ 5,253           ($2,232)
                                               -------------------------------------------------------------------------------
Fixed Charges:
  Interest expense                                11,398       2,845           2,884       21,751             5,494

  Appropriate portion (1/3) of rentals             1,530         371             388        3,647               917
                                               -------------------------------------------------------------------------------

Total fixed charges                               12,928       3,216           3,272       25,398             6,411

Capitalized interest                                  16           9               9           16                 9
                                               -------------------------------------------------------------------------------

Total Fixed Charges and Capitalized
  Interest                                        12,944       3,225           3,281       25,414             6,420
                                               -------------------------------------------------------------------------------

Income from continuing operations
  before taxes plus fixed charges                $17,956      $3,300          $1,983      $30,667            $4,188
                                               ===============================================================================

Ratio of earnings to fixed charges and
  capitalized interest                               1.4         1.0             0.6          1.2               0.7
                                               ===============================================================================
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